NEWS RELEASE

Clifton Savings Bancorp, Inc. Announces Results of its Annual Meeting of Stockholders

          Clifton, New Jersey – August 12, 2011.  Clifton Savings Bancorp, Inc. (Nasdaq Global Select Market: CSBK) announced today the results of its annual meeting of stockholders that was held on August 11, 2011.  According to Walter Celuch, President and Secretary of the Company, the results of the voting compiled by Clifton Savings Bancorp’s independent inspector of election confirmed that John A. Celentano, Jr. and Thomas A. Miller have been re-elected to the Board of Directors of the Company to serve three-year terms, which will expire in 2014. According to the inspector’s report of the votes cast at the annual meeting, 99.3% voted in favor of Mr. Celentano and 99.3% voted in favor of Mr. Miller. In addition (1) 99.0% of the votes cast voted in favor of the ratification of the appointment of ParenteBeard, LLC as independent auditors for the Company for the fiscal year ending March 31, 2012; (2) 88.8% of the votes cast voted in favor of the advisory vote on the compensation of the Company’s named executives; and (3) 97.6% of the votes cast voted in favor of the one year frequency of the advisory vote on the compensation of the Company’s named executives.

Contact: Bart D’Ambra
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